SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement	[ ] Soliciting Material Under Rule 14a-12
[ ]	Confidential, For Use of the
Commission Only (as permitted
by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials

State Farm Mutual Fund Trust
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials:
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount previously paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

First Additional Solicitation Materials

On behalf of State Farm Mutual Funds®, I’m requesting your assistance in helping us execute a successful shareholder proxy.

As a State Farm® agent or employee who is also a shareholder of the LifePath1 2020®, LifePath 2030® and/or LifePath 2040® funds, you are encouraged to vote in the Mutual Fund Trust shareholder proxy as soon as possible or at least prior to the June 12 shareholder meeting.

Important: without a sufficient number of votes, State Farm Mutual Fund Trust will be unable to adopt the proposals to be addressed at the June shareholder meeting.

The proxy proposals include:

●	Electing a Board of Trustees for State Farm Mutual Fund Trust
●	Approving a manager-of-managers structure for the LifePath 2020, 2030 and 2040 Funds
●	Appointing BlackRock Fund Advisors as sub-adviser to all five State Farm® LifePath® Funds

Approving proposals 2 and 3 at the shareholder meeting is expected to benefit shareholders of all the State Farm® LifePath® Funds by reducing the operating expenses of these Funds.

Action Item

●	Voting your shares is an easy and quick process and can be done via mail, online or by phone. Proxy materials mailed to shareholders in March and April include instructions on the voting process.
●	To vote your proxy verbally, please call 866-612-1825. The voting call center is open Monday-Friday 9:00am-11:00pm EST and Saturday 12:00pm-6:00pm EST.
●	If you have your proxy card and wish to vote online or by phone (IVR – interactive voice recognition), go to www.proxy-direct.com or call 800-337-3503. (Note, voting online or by IVR phone requires that you enter the control number and security code provided on your proxy card.)
●	To request a replacement proxy card (voting ballot), please call 866-612-1825. The voting call center is open Monday-Friday 9:00am-11:00pm EST and Saturday 12:00pm-6pm EST.

If you have already voted your proxy, we appreciate your vote and you may disregard the above instructions.

____________________

1 LifePath® and LifePath 2020®, LifePath 2030® and LifePath 2040® are registered trademarks of BlackRock, Inc. or its affiliates. BlackRock has granted State Farm Mutual Fund Trust a non-exclusive license to use the name “LifePath.”

For more information, please review the statefarm.com® resource page located at www.statefarm.com/shareholderproxy, which includes the proxy material and further descriptions of the proposals up for consideration. For additional questions, please call the Mutual Funds Response Center at 800-792-4070.

Regards,
Scott

Scott Hintz
Assistant Vice President – Mutual Funds

Before investing, consider the funds' investment objectives, risks, charges and expenses. Contact State Farm VP Management Corp (1-800-447-4930) for a prospectus or summary prospectus containing this and other information. Read it carefully. AP2015/04/1120

Securities are not FDIC insured, are not bank guaranteed and are subject to investment risk, including possible loss of principal.

Neither State Farm nor its agents provide investment, tax, or legal advice.

Second Additional Solicitation Materials

For interactions with (customer) shareholders of the LifePath® 2020/2030/2040 funds, the proposed word track is:

“I see you are invested in the State Farm® LifePath 20xx Fund. Have you had an opportunity to review your shareholder meeting materials and vote? If not, I would be happy to transfer you to the team handling the proxy voting to answer any questions you may have on the proposals and assist you in voting your shares.”

Third Additional Solicitation Materials

For interacting with a registered representative of State Farm VP Management Corp., distributor of the Funds within State Farm Mutual Fund Trust:

“Before I let you go, I wanted to check to see if you or any family members are shareholders of the State Farm LifePath 2020® Fund, State Farm LifePath 2030® Fund or State Farm LifePath 2040® Fund.” (If ‘yes’, then…) “Great, have you had an opportunity to review your shareholder meeting materials and vote? If not, I would be happy to transfer you to the team handling the proxy voting to answer any questions you may have on the proposals and assist you in voting your shares.”

Fourth Additional Solicitation Materials

State Farm Mutual Fund Trust

URGENT NOTICE

MAKE SURE YOUR VOICE IS HEARD BY VOTING YOUR SHARES AS SOON AS POSSIBLE

We need your help! We recently sent you proxy materials relating to the proposals to be voted on at a Special Meeting of Shareholders of the State Farm Mutual Fund Trust to be held on June 12, 2015 at One State Farm Plaza, Bloomington, Illinois. This letter was sent because you held shares in the Trust on the record date and we have not received your vote.

YOUR TRUST’S BOARD RECOMMENDS YOU VOTE "FOR" THE PROPOSALS

VOTING NOW HELPS AVOID ADDITIONAL EXPENSES AND UNNECESSARY
COMMUNICATIONS TO SHAREHOLDERS

It is extremely important that you participate in the management of your investment by voting. Please take a few moments to review the information in the Proxy Statement previously provided to you and cast your vote now. Please vote using one of the following options:

1.	VOTE ONLINE

Log on to the website listed on your proxy card. Please have your proxy card in hand to access your control number (located in the box) and follow the on screen instructions.

2.	VOTE BY TOUCH-TONE TELEPHONE

Call the toll free number listed on your proxy card. Please have your proxy card in hand to access your control number (located in the box) and follow the recorded instructions.

3.	VOTE BY MAIL

Complete, sign and date the enclosed proxy card(s) then return them in the enclosed postage paid envelope. In order for your vote to be counted, your signed and dated proxy card must be returned if voting by mail.

The fastest and easiest way to vote is by visiting the website listed on your proxy card. Remember that further solicitations increase the costs borne by all shareholders. If you have any questions regarding the proposals, or need assistance with voting, you may call Computershare Fund Services, the fund’s proxy solicitor at 866-612-1825 to speak with a representative who can assist you. Representatives are available Monday through Friday between 9:00 AM and 11:00 PM ET and on Saturday from 12:00 PM to 6:00 PM ET.

Thank you for your prompt attention to this matter. If you have already voted, we appreciate your participation.